FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    June 20, 2001
                                                     -------------



                            GREATER COMMUNITY BANCORP
             (Exact name of registrant as specified in its charter)





         NEW JERSEY             01-14294        22-2545165

 (State of other           (Commission             (IRS Employer
 jurisdiction of            File No.)              Identification No.)
 incorporation)



         55 UNION BOULEVARD, TOTOWA, NJ                  07512
    (Address of principal executive offices)            (Zip Code)




Registrant's telephone number, including area code: 973-942-1111




         (Former name or former address, if changed since last report)

Item 5. Other Events and  Regulation  FD  Disclosure

     On June 20, 2001, John L. Soldoveri, Chairman of Greater Community Bancorp, announced that the Board of Directors approved a quarterly cash dividend of $.085 per share to be paid on July 31, 2001 to shareholders of record on July 13, 2001 after the payment of 5% stock dividend. This represents an increase in the annual cash dividend rate on the company's common stock to $.34 per share and a 19% increase in the annual cash returns to shareholders.


Item 7.  Financial Statements and Exhibits.
                  (c) Exhibits.  The following exhibit is being filed with this
                                 Report and is attached hereto:

                        99.1 Press Release issued June 20, 2001 relating to the
                             announcement of $.085 per share cash dividend on company's outstanding common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               GREATER COMMUNITY BANCORP
                                               (Registrant)




Date: June 27, 2001                             /s/ Naqi A. Naqvi
      -------------                             ---------------------------
                                                (Signature)
                                                 NAQI A. NAQVI
                                                 VICE PRESIDENT AND TREASURER